Filed Pursuant to Rule 433
Registration No. 333−136666
September 20, 2007
Amending and Restating Filing of September 19, 20071

New Issue	STRUCTURED EQUITY PRODUCTS Indicative Terms

THE BEAR STEARNS COMPANIES INC. INVESTMENT HIGHLIGHTS

Reverse Convertible Note Securities
•     Three separate Note offerings; each linked to one of the listed common stocks (each, a “Reference Asset”) identified below. You may elect to participate in any or all of the Note offerings. Please note that one of the Notes has a six-month term to maturity, while the other two Notes have three-month maturities.
•     Each of the Notes pays an annualized fixed rate coupon; for each Note, a single interest payment is made at maturity. The interest payment at maturity will equal the principal amount of the Note times (i) one-quarter of the applicable Coupon Rate stated below in the case of the three-month Notes and (ii) one-half of the applicable Coupon Rate stated below in the case of the six-month Note. Interest will be computed using a 360-day year of twelve 30-day months, unadjusted.
•     Each of the Notes is a direct obligation of The Bear Stearns Companies Inc. (Rated A1 by Moody’s / A+ by S&P).
•     Issue price for each Note offering: [100]% of principal amount ($1,000). However, investors who purchase an aggregate principal amount of at least $1,000,000 of any particular Note offering will be entitled to purchase each Note of that particular offering for [99.50]% of the principal amount.
•     Each of the Notes is not principal protected if: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the applicable Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.
•     None of the Notes participates in the upside of the Reference Asset. Even if the Final Level of the Reference Asset exceeds the Initial Level of the Reference Asset, your return will not exceed the principal amount invested plus the coupon payments.

Reference Assets (for each of three separate Note offerings)	Symbol	Term to Maturity	Coupon Rate, per Annum	Contingent Protection Percentage	Initial Public Offering Price[2]
Amazon.com, Inc., common stock, traded on the NASDAQ	AMZN	3-months	[18.10]%	[75]%	[100]%
Apple Inc., common stock, traded on the NASDAQ	AAPL	3-months	[13.10]%	[75]%	[100]%
General Motors Corporation, common stock, traded on the NYSE	GM	6-months	[13.00]%	[60]%	[100]%

BEAR, STEARNS & CO. INC. STRUCTURED PRODUCTS GROUP (212) 272-6928
The issuer has filed a registration statement (including a prospectus) with the SEC for the three offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and these offerings. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offerings will arrange to send you the prospectus if you request it by calling toll free 1-866-803-9204.

______________________

[1] This Free Writing Prospectus replaces and supersedes in its entirety the Free Writing Prospectus relating to the Notes filed with the Commission on September 19, 2007 (the “Superseded Filing”). This Free Writing Prospectus is being filed solely for the purpose of amending the maturity of the Note linked to General Motors Corporation as stated on this cover page, which was erroneously stated as 3 months in the Superseded Filing.

[2] Investors who purchase an aggregate principal amount of at least $1,000,000 of any particular Note offering will be entitled to purchase each Note of that particular offering for [99.50]% of the principal amount.

STRUCTURED PRODUCTS GROUP

GENERAL TERMS FOR THE NOTE OFFERINGS

This free writing prospectus relates to three separate offerings of Notes each linked to a different Reference Asset. A purchaser of a Note will acquire a security linked to a single Reference Asset (not to a basket of Reference Assets). You may participate in any one of the three Note offerings or, at your election, in more than one such offering. We reserve the right to withdraw, cancel or modify the offerings and to reject orders in whole or in part. Although each Note offering relates to only one of the securities identified below as Reference Assets, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any such Reference Asset or as to the suitability of an investment in any of the Notes. Defined terms not defined herein shall have the same meaning as in the Prospectus Supplement discussed below.

ISSUER:	The Bear Stearns Companies Inc.
ISSUER’S RATING:	A1 / A+ (Moody’s / S&P)
PRINCIPAL AMOUNT OF OFFERING:	[●].
DENOMINATIONS:	$1,000 per Note and $1,000 multiples thereafter.
REFERENCE ASSETS:	(1) The common stock of Amazon.com, Inc. (“Amazon”), traded on the Nasdaq Stock Market, Inc. (“NASDAQ”) under the symbol “AMZN.”
(2) The common stock of Apple Inc. (“Apple”), traded on the NASDAQ under the symbol “AAPL.”
(3) The common stock of General Motors Corporation (“GM”), traded on the New York Stock Exchange, Inc. (“NYSE”) under the symbol “GM.”
SELLING PERIOD ENDS:	September [●], 2007
PRICING DATE:	September [●], 2007
SETTLEMENT DATE:	September [●], 2007
CALCULATION DATE:	(1) For the Note linked to the common stock of Amazon, December [●], 2007.
(2) For the Note linked to the common stock of Apple, December [●], 2007.
(3) For the Note linked to the common stock of GM, March [●], 2008.
MATURITY DATE:	(1) For the Note linked to the common stock of Amazon, December [●], 2007.
(2) For the Note linked to the common stock of Apple, December [●], 2007.
(3) For the Note linked to the common stock of GM, March [●], 2008.
COUPON RATE (PER ANNUM):	See cover page for applicable Coupon Rates, calculated on the basis of a 360 day year of twelve 30-day months, unadjusted.
CONTINGENT PROTECTION PERCENTAGES: See cover page for applicable Contingent Protection Percentages.
CONTINGENT PROTECTION LEVEL:	[●] (applicable Contingent Protection Percentage x applicable Initial Level).
AGENT’S DISCOUNT:	[●]% , to be disclosed in the final pricing supplement.
CASH SETTLEMENT VALUE:
We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of the applicable Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the applicable Reference Asset is equal to or greater than the Initial Level of the applicable Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset. It is our intent to physically deliver the applicable Reference Asset when applicable, but we reserve the right to settle the Notes in cash.

INTEREST PAYMENT DATE:	(1) For the Note linked to the common stock of Amazon, December [●], 2007.
(2) For the Note linked to the common stock of Apple, December [●], 2007.
(3) For the Note linked to the common stock of GM, March [●], 2008.
INITIAL LEVEL:	For each Note offering, the Closing Price of the applicable Reference Asset on the Pricing Date.
FINAL LEVEL:	For each Note offering, the Closing Price of the applicable Reference Asset on the Calculation Date.
EXCHANGE RATIO:	[●], i.e., $1,000 divided by the applicable Initial Level (rounded down to the nearest whole number, with fractional shares to be paid in cash).
FRACTIONAL SHARE CASH AMOUNT:
An amount in cash per Note equal to the applicable Final Level multiplied by the difference between (x) $1,000 divided by the applicable Initial Level (rounded to the nearest three decimal places), and (y) the applicable Exchange Ratio.

CUSIP:	For the Notes linked to the common stock of Amazon: [073902MG0].
For the Notes linked to the common stock of Apple: [073902MF2].
For the Notes linked to the common stock of GM: [073902ME5].
LISTING:	The Notes will not be listed on any U.S. securities exchange or quotation system.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

ADDITIONAL TERMS SPECIFIC TO THE NOTES
You should read this document together with the prospectus, dated August 16, 2006 (the “Prospectus”), as supplemented by the prospectus supplement, dated August 16, 2006 (the “Prospectus Supplement”). You should carefully consider, among other things, the matters set forth in “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset” in the Prospectus Supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The Prospectus and Prospectus Supplement may be accessed on the SEC Web site at www.sec.gov as follows:

•	Prospectus Supplement, dated August 16, 2006:
http://www.sec.gov/Archives/edgar/data/777001/000104746906011011/a2172742z424b5.htm

•	Prospectus, dated August 16, 2006:
http://www.sec.gov/Archives/edgar/data/777001/000104746906011007/a2172711zs-3asr.htm

SELECTED RISK CONSIDERATIONS

The following highlights some, but not all, of the risk considerations relevant to investing in the Notes. The following must be read in conjunction with the sections “Risk Factors” and “Risk Factors - Additional Risks Relating to Notes with an Equity Security or Equity Index as the Reference Asset,” beginning on pages S-7 and S-14, respectively, in the Prospectus Supplement.

•
Suitability of Note for Investment — A person should reach a decision to invest in the Notes after carefully considering, with his or her advisors, the suitability of the Notes in light of his or her investment objectives and the information set out in the Prospectus Supplement. Neither the Issuer nor any dealer participating in the offerings makes any recommendation as to the suitability of the Notes for investment.

•
Not Principal Protected —The Notes are not principal protected. If both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset. In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset.

•
Return Limited to Coupon — Your return is limited to the principal amount you invested plus the coupon payments. You will not participate in any appreciation in the value of the applicable Reference Asset.

•
No Secondary Market — Because the Notes will not be listed on any securities exchange, a secondary trading market is not expected to develop, and, if such a market were to develop, it may not be liquid. Bear, Stearns & Co. Inc. intends under ordinary market conditions to indicate prices for each of the Notes on request. However, there can be no guarantee that bids for any of the outstanding Notes will be made in the future; nor can the prices of any such bids be predicted.

•
No Interest, Dividend or Other Payments — You will not receive any interest or dividend payments or other distributions on the stock comprising the applicable Reference Asset; nor will such payments be included in the calculation of the Cash Settlement Value you will receive at maturity.

•
Taxes — We intend to treat each Note as a put option written by you in respect of the applicable Reference Asset and a deposit with us of cash in an amount equal to the issue price of the Note to secure your potential obligation under the put option, and we intend to treat the deposit as a short-term obligation for U.S. federal income tax purposes. Pursuant to the terms of each of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

•
The Notes Are Subject to Equity Market Risks— The Notes involve exposure to price movements in the equity securities to which they are respectively linked. Equity securities price movements are difficult to predict, and equity securities may be subject to volatile increases or decreases in value.

•
Each of the Notes May be Affected by Certain Corporate Events and You Will Have Limited Antidilution Protection — Following certain corporate events relating to the underlying applicable Reference Asset (where the underlying company is not the surviving entity), you will receive at maturity, cash or a number of shares of the common stock of a successor corporation to the underlying company, based on the Closing Price of such successor’s common stock. The Calculation Agent for each of the Notes will adjust the amount payable at maturity by adjusting the Initial Level of the applicable Reference Asset, Contingent Protection Level, Contingent Protection Percentage and Exchange Ratio for certain events affecting the applicable Reference Asset, such as stock splits and stock dividends and certain other corporate events involving an underlying company. However, the Calculation Agent is not required to make an adjustment for every corporate event that can affect the applicable Reference Asset. If an event occurs that is perceived by the market to dilute the applicable Reference Asset but that does not require the Calculation Agent to adjust the amount of the applicable Reference Asset payable at maturity, the market value of the Notes and the amount payable at maturity may be materially and adversely affected.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

INTEREST AND PAYMENT AT MATURITY

Interest. The interest rate for each of the Notes is designated on the cover of this free-writing prospectus. The interest paid will include interest accrued from the Original Issue Date to, but excluding, the Maturity Date. Interest will be payable to the person to whom principal is payable. Interest will be computed using a 360-day year of twelve 30-day months, unadjusted.

Payment at Maturity. We will pay you 100% of the principal amount of your Notes, in cash, at maturity if either of the following is true: (i) the Closing Price of the applicable Reference Asset never equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; or (ii) the Final Level of the applicable Reference Asset is equal to or greater than the Initial Level of the applicable Reference Asset.

However, if both of the following are true, the amount of principal you receive at maturity will be reduced by the percentage decrease in the applicable Reference Asset: (i) the Closing Price of the applicable Reference Asset ever equals or falls below the Contingent Protection Level on any day from the Pricing Date up to and including the Calculation Date; and (ii) the Final Level of the applicable Reference Asset is less than the Initial Level of the applicable Reference Asset.

In that event, we, at our option, will either: (i) physically deliver to you an amount of the applicable Reference Asset equal to the Exchange Ratio plus the Fractional Share Cash Amount (which means that you will receive shares with a market value that is less than the full principal amount of your Notes); or (ii) pay you a cash amount equal to the principal amount you invested reduced by the percentage decrease in the applicable Reference Asset. It is our intent to physically deliver the applicable Reference Asset when applicable, but we reserve the right to settle the Notes in cash.

We will (i) provide written notice to the Trustee and to the Depositary, on or prior to the Business Day immediately prior to the Maturity Date of the amount of cash or number of shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), as applicable, to be delivered, and (ii) deliver such cash or shares of the applicable Reference Asset (and cash in respect of coupon and cash in respect of any fractional shares of the applicable Reference Asset), if applicable, to the Trustee for delivery to you. The Calculation Agent shall determine the Exchange Ratio.

The following scenarios and graphs generally illustrate how the Cash Settlement Value of the Reverse Convertible Note Securities is determined:

Scenario 1 The price of the underlying shares generally increases over the term of the Note. The Contingent Protection Level is never breached.	Outcome The Cash Settlement Value equals 100% of the principal amount of the Notes. The share price generally increased over the term of the Note and never breached the Contingent Protection Level.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Scenario 2 The price of the underlying shares generally declines over the term of the Note. The Contingent Protection Level is never breached.
Outcome

The Cash Settlement Value equals 100% of the principal amount of the Notes. The share price decreased over the term of the Note and at maturity was below the Initial Level, but never breached the Contingent Protection Level.

Scenario 3 The price of the underlying shares declines over the term of the Note. The Contingent Protection Level is breached.
Outcome

The Cash Settlement Value is less than the principal amount of the Notes, reflecting the percentage decline in the underlying shares below the Initial Level. The Contingent Protection Level is breached so there is no principal protection.

Scenario 4 The price of the underlying shares declines below the Contingent Protection Level, but ultimately recovers to finish above its Initial Level.
Outcome

The Cash Settlement Value equals 100% of the principal amount of the Notes. Even though the share price decreased below the Contingent Protection Level during the term of the Note, by the Calculation Date the underlying share price was above the Initial Level.

REFERENCE ASSET INFORMATION

We urge you to read the section “Sponsors or Issuers and Reference Asset” on page S-25 in the Prospectus Supplement. Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act by each company issuing a Reference Asset can be located by reference to the SEC file number provided below.

The summary information below regarding the companies issuing the stocks comprising the applicable Reference Assets comes from each issuer’s SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuer of the applicable Reference Asset with the SEC. Investors are urged to refer to the SEC filings made by the applicable issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of the applicable issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any such issuer.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Amazon.com, Inc. (“AMZN”)

Amazon.com, Inc. (“Amazon”) common stock, par value $0.01 per share, trades on the NASDAQ under the symbol “AMZN.” Amazon operates retail websites and offers programs that enable third parties to sell products on its websites. Amazon’s SEC file number is 000-22513.

Apple Inc. (“AAPL”)

Apple Inc. (“Apple”) common stock, no par value per share, trades on the NASDAQ under the symbol “AAPL.” Apple designs, manufactures and markets personal computers and related software, services, peripherals and networking solutions. It also designs, develops and markets a line of portable digital music players along with related accessories and services including the online distribution of third-party music, audio books, music videos, short films, television shows and movies.  Apple’s SEC file number is 000-10030.

General Motors Corporation (“GM”)

General Motors Corporation (“GM”) common stock, par value $1⅔ per share, trades on the NYSE under the symbol “GM.” GM is primarily engaged in the worldwide development, production, and marketing of cars, trucks, and parts. GM’s SEC file number is 001-00043.

ILLUSTRATIVE EXAMPLES & HISTORICAL TABLES

The following are illustrative examples demonstrating the hypothetical amounts payable at maturity based on the assumptions outlined below. These examples do not purport to be representative of every possible scenario concerning increases or decreases in the applicable Reference Asset or of the movements that are likely to occur with respect to the relevant Reference Asset. You should not construe these examples or the data included in the tables set forth below as an indication of the expected performance of any of the Notes. Some amounts are rounded and actual returns may be different.

Amazon.com, Inc. (“AMZN”)

Assumptions:
•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $ 89.00
•	Contingent Protection Percentage: 75%
•	Contingent Protection Level: $ 66.75 ($89.00 x 75%)
•	Exchange Ratio: 11 ($1,000/$89.00)
•	Coupon: 18.10% per annum, paid as a single payment at maturity equal to one-quarter of the coupon, in arrears.
•
The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 3-month total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Assumes cash settlement at maturity.
•	Maturity: Three months.
•	Dividend and dividend yield on the Reference Asset: No dividend distributed.

Example 1 - On the Calculation Date, the Final Level of $106.80 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus one interest payment of $45.25, for payments totaling $1,045.25. If you had invested directly in the Reference Asset for the same three-month period, you would have received total cash payments of $1,200.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 4.53% return with an investment in the Notes and a 20.00% return with a direct investment in the Reference Asset.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Example 2 - On the Calculation Date, the Final Level of $80.10 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,045.25, earning a 4.53% return over the term of the Notes. A direct investment in the Reference Asset during that same three-month time period would have generated a return of $900.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 4.53% return with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

Example 3 - On the Calculation Date, the Final Level of $57.85 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a cash payment in the amount of $650.00 plus one interest payment of $45.25, for payments totaling $695.25. If you had invested directly in the Reference Asset for the same three-month period, you would have received total cash payments of $650.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 30.48%, while a direct investment in the Reference Asset would have resulted in a loss of 35.00%.

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	3-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	3-Month Total Return
89.00	115.70	$1,000.00	4.53%	4.53%	30.00%	0.00%	30.00%
89.00	111.25	$1,000.00	4.53%	4.53%	25.00%	0.00%	25.00%
89.00	106.80	$1,000.00	4.53%	4.53%	20.00%	0.00%	20.00%
89.00	102.35	$1,000.00	4.53%	4.53%	15.00%	0.00%	15.00%
89.00	97.90	$1,000.00	4.53%	4.53%	10.00%	0.00%	10.00%
89.00	93.45	$1,000.00	4.53%	4.53%	5.00%	0.00%	5.00%
89.00	89.00	$1,000.00	4.53%	4.53%	0.00%	0.00%	0.00%
89.00	84.55	$1,000.00	4.53%	4.53%	-5.00%	0.00%	-5.00%
89.00	80.10	$1,000.00	4.53%	4.53%	-10.00%	0.00%	-10.00%
89.00	75.65	$1,000.00	4.53%	4.53%	-15.00%	0.00%	-15.00%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	3-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	3-Month Total Return
89.00	111.25	$1,000.00	4.53%	4.53%	25.00%	0.00%	25.00%
89.00	106.80	$1,000.00	4.53%	4.53%	20.00%	0.00%	20.00%
89.00	102.35	$1,000.00	4.53%	4.53%	15.00%	0.00%	15.00%
89.00	97.90	$1,000.00	4.53%	4.53%	10.00%	0.00%	10.00%
89.00	93.45	$1,000.00	4.53%	4.53%	5.00%	0.00%	5.00%
89.00	89.00	$1,000.00	4.53%	4.53%	0.00%	0.00%	0.00%
89.00	84.55	$950.00	4.53%	-0.48%	-5.00%	0.00%	-5.00%
89.00	80.10	$900.00	4.53%	-5.48%	-10.00%	0.00%	-10.00%
89.00	75.65	$850.00	4.53%	-10.48%	-15.00%	0.00%	-15.00%
89.00	71.20	$800.00	4.53%	-15.48%	-20.00%	0.00%	-20.00%
89.00	66.75	$750.00	4.53%	-20.48%	-25.00%	0.00%	-25.00%
89.00	62.30	$700.00	4.53%	-25.48%	-30.00%	0.00%	-30.00%
89.00	57.85	$650.00	4.53%	-30.48%	-35.00%	0.00%	-35.00%
89.00	53.40	$600.00	4.53%	-35.48%	-40.00%	0.00%	-40.00%
89.00	48.95	$550.00	4.53%	-40.48%	-45.00%	0.00%	-45.00%
89.00	44.50	$500.00	4.53%	-45.48%	-50.00%	0.00%	-50.00%
89.00	40.05	$450.00	4.53%	-50.48%	-55.00%	0.00%	-55.00%

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

The following table sets forth, on a per share basis, the high and low Closing Prices as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	20.40	12.52	16.25	March 31, 2005	45.44	32.83	34.27
September 30, 2002	17.93	12.26	15.93	June 30, 2005	36.99	30.61	33.08
December 31, 2002	25.00	16.01	18.89	September 30, 2005	46.97	32.79	45.30
March 31, 2003	28.04	18.55	26.03	December 30, 2005	50.00	38.72	47.15
June 30, 2003	37.24	24.13	36.49	March 31, 2006	48.56	35.14	36.51
September 30, 2003	51.30	34.00	48.36	June 30, 2006	38.84	31.52	38.68
December 31, 2003	61.14	47.00	52.64	September 29, 2006	38.62	25.76	32.12
March 31, 2004	57.82	39.16	43.28	December 29, 2006	43.25	30.59	39.46
June 30, 2004	54.69	40.57	54.40	March 30, 2007	42.00	36.30	39.79
September 30, 2004	54.04	34.85	40.86	June 29, 2007	74.72	39.55	68.41
December 31, 2004	45.68	33.00	44.29	July 2, 2007 to September 17, 2007	88.90	68.02	86.91

Apple Inc. (“AAPL”)

Assumptions:
•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $ 142.00
•	Contingent Protection Percentage: 75%
•	Contingent Protection Level: $ 106.50 ($142.00 x 75%)
•	Exchange Ratio: 7 ($1,000/$142.00)
•	Coupon: 13.10% per annum, paid as a single payment at maturity equal to one-quarter of the coupon, in arrears.
•
The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 3-month total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Assumes cash settlement at maturity.
•	Maturity: Three months.
•	Dividend and dividend yield on the Reference Asset: No dividend distributed.

Example 1 - On the Calculation Date, the Final Level of $170.40 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus one interest payment of $32.75, for payments totaling $1,032.75. If you had invested directly in the Reference Asset for the same three-month period, you would have received total cash payments of $1,200.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 3.28% return with an investment in the Notes and a 20.00% return with a direct investment in the Reference Asset.

Example 2 - On the Calculation Date, the Final Level of $127.80 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,032.75, earning a 3.28% return over the term of the Notes. A direct investment in the Reference Asset during that same three-month time period would have generated a return of $900.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. You would have earned a 3.28% return with an investment in the Notes and incurred a loss of 10.00% with a direct investment in the Reference Asset.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Example 3 - On the Calculation Date, the Final Level of $92.30 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a cash payment in the amount of $650.00 plus one interest payment of $32.75, for payments totaling $682.75. If you had invested directly in the Reference Asset for the same three-month period, you would have received total cash payments of $650.00 (number of shares of the Reference Asset multiplied by the Final Level), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 31.73%, while a direct investment in the Reference Asset would have resulted in a loss of 35.00%.

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	3-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	3-Month Total Return
142.00	184.60	$1,000.00	3.28%	3.28%	30.00%	0.00%	30.00%
142.00	177.50	$1,000.00	3.28%	3.28%	25.00%	0.00%	25.00%
142.00	170.40	$1,000.00	3.28%	3.28%	20.00%	0.00%	20.00%
142.00	163.30	$1,000.00	3.28%	3.28%	15.00%	0.00%	15.00%
142.00	156.20	$1,000.00	3.28%	3.28%	10.00%	0.00%	10.00%
142.00	149.10	$1,000.00	3.28%	3.28%	5.00%	0.00%	5.00%
142.00	142.00	$1,000.00	3.28%	3.28%	0.00%	0.00%	0.00%
142.00	134.90	$1,000.00	3.28%	3.28%	-5.00%	0.00%	-5.00%
142.00	127.80	$1,000.00	3.28%	3.28%	-10.00%	0.00%	-10.00%
142.00	120.70	$1,000.00	3.28%	3.28%	-15.00%	0.00%	-15.00%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	3-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	3-Month Total Return
142.00	177.50	$1,000.00	3.28%	3.28%	25.00%	0.00%	25.00%
142.00	170.40	$1,000.00	3.28%	3.28%	20.00%	0.00%	20.00%
142.00	163.30	$1,000.00	3.28%	3.28%	15.00%	0.00%	15.00%
142.00	156.20	$1,000.00	3.28%	3.28%	10.00%	0.00%	10.00%
142.00	149.10	$1,000.00	3.28%	3.28%	5.00%	0.00%	5.00%
142.00	142.00	$1,000.00	3.28%	3.28%	0.00%	0.00%	0.00%
142.00	134.90	$950.00	3.28%	-1.73%	-5.00%	0.00%	-5.00%
142.00	127.80	$900.00	3.28%	-6.73%	-10.00%	0.00%	-10.00%
142.00	120.70	$850.00	3.28%	-11.73%	-15.00%	0.00%	-15.00%
142.00	113.60	$800.00	3.28%	-16.73%	-20.00%	0.00%	-20.00%
142.00	106.50	$750.00	3.28%	-21.73%	-25.00%	0.00%	-25.00%
142.00	99.40	$700.00	3.28%	-26.73%	-30.00%	0.00%	-30.00%
142.00	92.30	$650.00	3.28%	-31.73%	-35.00%	0.00%	-35.00%
142.00	85.20	$600.00	3.28%	-36.73%	-40.00%	0.00%	-40.00%
142.00	78.10	$550.00	3.28%	-41.73%	-45.00%	0.00%	-45.00%
142.00	71.00	$500.00	3.28%	-46.73%	-50.00%	0.00%	-50.00%
142.00	63.90	$450.00	3.28%	-51.73%	-55.00%	0.00%	-55.00%

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

The following table sets forth on a per share basis the high and low Closing Prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	13.09	7.99	8.86	March 31, 2005	45.44	31.30	41.67
September 30, 2002	9.40	6.90	7.25	June 30, 2005	44.44	33.11	36.81
December 31, 2002	8.69	6.68	7.17	September 30, 2005	54.56	36.29	53.61
March 31, 2003	7.69	6.78	7.07	December 30, 2005	75.46	47.87	71.89
June 30, 2003	9.85	6.36	9.56	March 31, 2006	87.05	57.67	62.72
September 30, 2003	11.66	9.26	10.32	June 30, 2006	73.38	55.41	57.12
December 31, 2003	12.50	9.63	10.69	September 29, 2006	77.78	50.35	77.03
March 31, 2004	14.07	10.59	13.53	December 29, 2006	93.15	72.60	84.84
June 30, 2004	17.10	12.75	16.27	March 30, 2007	97.80	81.90	92.91
September 30, 2004	19.64	14.37	19.38	June 29, 2007	127.60	89.60	122.04
December 31, 2004	34.79	18.83	32.20	July 2, 2007 to September 17, 2007	148.91	111.62	138.41

General Motors Corporation (“GM”)

Assumptions:
•
Investor purchases $1,000 principal amount of Notes on the Pricing Date at the initial offering price of 100% and holds the Notes to maturity. No Market Disruption Events or Events of Default occur during the term of the Notes.

•	Initial Level: $ 35.00
•	Contingent Protection Percentage: 60%
•	Contingent Protection Level: $ 21.00 ($35.00 x 60%)
•	Exchange Ratio: 28 ($1,000/$35.00)
•	Coupon: 13.00% per annum, paid as a single payment at maturity equal to one-half of the coupon, in arrears.
•
The reinvestment rate on any interest payments made during the term of the Notes is assumed to be 0%. The 6-month total return on a direct investment in the Reference Asset is calculated below prior to the deduction of any brokerage fees or charges. Both a positive reinvestment rate, or the incurrence of any brokerage fees or charges, would increase the total return on the Notes relative to the total return of the Reference Asset.

•	Assumes cash settlement at maturity.
•	Maturity: Six months.
•	Dividend and dividend yield on the Reference Asset: $0.98 and 2.80% per annum.

Example 1 - On the Calculation Date, the Final Level of $42.00 is greater than the Initial Level, resulting in a payment at maturity of $1,000, regardless of whether the Contingent Protection Level was ever reached or breached, plus one interest payment of $65.00, for payments totaling $1,065.00. If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $1,214.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 6.50% return with an investment in the Notes and a 21.40% return with a direct investment in the Reference Asset.

Example 2 - On the Calculation Date, the Final Level of $31.50 is below the Initial Level, but the Closing Price never equaled or fell below the Contingent Protection Level. As discussed in example 1 above, an investor would receive total payments of $1,065.00, earning a 6.50% return over the term of the Notes. A direct investment in the Reference Asset during that same six-month time period would have generated a return of $914.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. You would have earned a 6.50% return with an investment in the Notes and incurred a loss of 8.60% with a direct investment in the Reference Asset.

Example 3 - On the Calculation Date, the Final Level of $17.50 is below the Initial Level and also is below the Contingent Protection Level. At our election, an investor would receive a cash payment in the amount of $500.00 plus one interest payment of $65.00, for payments totaling $565.00. If you had invested directly in the Reference Asset for the same six-month period, you would have received total cash payments of $514.00 (number of shares of the Reference Asset multiplied by the Final Level, plus the dividend payments), assuming liquidation of shares at the Final Level. An investment in the Notes would have resulted in a loss of 43.50%, while a direct investment in the Reference Asset would have resulted in a loss of 48.60%.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Never Equals or Falls Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	6-Month Total Return
35.00	45.50	$1,000.00	6.50%	6.50%	30.00%	1.40%	31.40%
35.00	43.75	$1,000.00	6.50%	6.50%	25.00%	1.40%	26.40%
35.00	42.00	$1,000.00	6.50%	6.50%	20.00%	1.40%	21.40%
35.00	40.25	$1,000.00	6.50%	6.50%	15.00%	1.40%	16.40%
35.00	38.50	$1,000.00	6.50%	6.50%	10.00%	1.40%	11.40%
35.00	36.75	$1,000.00	6.50%	6.50%	5.00%	1.40%	6.40%
35.00	35.00	$1,000.00	6.50%	6.50%	0.00%	1.40%	1.40%
35.00	33.25	$1,000.00	6.50%	6.50%	-5.00%	1.40%	-3.60%
35.00	31.50	$1,000.00	6.50%	6.50%	-10.00%	1.40%	-8.60%
35.00	29.75	$1,000.00	6.50%	6.50%	-15.00%	1.40%	-13.60%

Table of Hypothetical Cash Settlement Values

Assumes the Closing Price Does Equal or Fall Below the Contingent Protection Level Before the Calculation Date
		Investment in the Notes			Direct Investment in the Reference Asset
Initial Level	Hypothetical Final Level	Cash Settlement Value	Total Coupon Payments (in % Terms)	6-Month Total Return	Percentage Change in Value of Reference Asset	Dividend Yield	6-Month Total Return
35.00	43.75	$1,000.00	6.50%	6.50%	25.00%	1.40%	26.40%
35.00	42.00	$1,000.00	6.50%	6.50%	20.00%	1.40%	21.40%
35.00	40.25	$1,000.00	6.50%	6.50%	15.00%	1.40%	16.40%
35.00	38.50	$1,000.00	6.50%	6.50%	10.00%	1.40%	11.40%
35.00	36.75	$1,000.00	6.50%	6.50%	5.00%	1.40%	6.40%
35.00	35.00	$1,000.00	6.50%	6.50%	0.00%	1.40%	1.40%
35.00	33.25	$950.00	6.50%	1.50%	-5.00%	1.40%	-3.60%
35.00	31.50	$900.00	6.50%	-3.50%	-10.00%	1.40%	-8.60%
35.00	29.75	$850.00	6.50%	-8.50%	-15.00%	1.40%	-13.60%
35.00	28.00	$800.00	6.50%	-13.50%	-20.00%	1.40%	-18.60%
35.00	26.25	$750.00	6.50%	-18.50%	-25.00%	1.40%	-23.60%
35.00	24.50	$700.00	6.50%	-23.50%	-30.00%	1.40%	-28.60%
35.00	22.75	$650.00	6.50%	-28.50%	-35.00%	1.40%	-33.60%
35.00	21.00	$600.00	6.50%	-33.50%	-40.00%	1.40%	-38.60%
35.00	19.25	$550.00	6.50%	-38.50%	-45.00%	1.40%	-43.60%
35.00	17.50	$500.00	6.50%	-43.50%	-50.00%	1.40%	-48.60%
35.00	15.75	$450.00	6.50%	-48.50%	-55.00%	1.40%	-53.60%

The following table sets forth on a per share basis the high and low Closing Prices, as well as end-of-quarter closing prices, for the Reference Asset during the periods indicated below. We obtained the information in the tables below from Bloomberg Financial Markets, without independent verification.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close	Quarter Ending	Quarterly High	Quarterly Low	Quarterly Close
June 28, 2002	68.17	50.00	53.45	March 31, 2005	40.80	27.98	29.39
September 30, 2002	54.08	38.11	38.90	June 30, 2005	36.65	24.67	34.00
December 31, 2002	41.50	30.80	36.86	September 30, 2005	37.70	30.21	30.61
March 31, 2003	41.12	29.75	33.62	December 30, 2005	31.50	18.33	19.42
June 30, 2003	39.50	32.84	36.00	March 31, 2006	24.60	18.47	21.27
September 30, 2003	43.23	35.00	40.93	June 30, 2006	30.56	19.00	29.79
December 31, 2003	54.39	40.04	53.40	September 29, 2006	33.64	27.12	33.26
March 31, 2004	55.55	44.72	47.10	December 29, 2006	36.56	28.49	30.72
June 30, 2004	50.04	42.88	46.59	March 30, 2007	37.24	28.81	30.64
September 30, 2004	46.93	40.53	42.48	June 29, 2007	38.66	28.86	37.80
December 31, 2004	43.29	36.90	40.06	July 2, 2007 to September 17, 2007	38.27	29.10	35.23

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements the section entitled “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement and supersedes it to the extent inconsistent therewith but is subject to the limitations and qualifications set forth therein. In the opinion of Cadwalader, Wickersham & Taft LLP, special U.S. tax counsel to us, the following discussion, when read together with the section entitled, “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement, summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of each of the Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the Reference Assets to you at maturity for an amount equal to the principal amount of the Note, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the principal amount of the Note and the value of the Reference Assets otherwise deliverable under the Put Option), and a deposit with us of cash (the “Deposit”) in an amount equal to the “issue price” (as described in the prospectus supplement) of your Notes to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach and pursuant to the terms of the Notes, you agree to treat the Notes under this approach for all U.S. federal income tax purposes. The description below of the Reference Asset includes a chart that indicates the portion of each interest payment that represents the yield on the Deposit and the Put Premium, assuming that the issue price of the Notes is par. You may contact Bill Bamber at (212) 272-6635 for the issue price of the Notes.

We also intend to treat the Deposits as “short-term obligations” for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations —Tax Treatment of the Deposit on Notes with a Term of One Year or Less” in the prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible and the timing and character of income in respect of the Notes might differ from the treatment described above. For example, the Notes could be treated as short-term obligations rather than a Put Option and a Deposit.

PROSPECTIVE PURCHASERS OF NOTES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

BEAR, STEARNS & CO. INC.

STRUCTURED PRODUCTS GROUP

Reference Asset	Term to Maturity	Coupon Rate, per Annum	Yield on the Deposit, per Annum	Put Premium, per Annum
Amazon.com, Inc.	3-months	[18.10]%	[●]%	[●]%
Apple Inc.	3-months	[13.10]%	[●]%	[●]%
General Motors Corporation	6-months	[13.00]%	[●]%	[●]%

BEAR, STEARNS & CO. INC.